Exhibit 23.1

Consent of Independent Auditor

Daseke, Inc.

15455 Dallas Parkway, Suite 550

Addison, Texas

We hereby consent to the incorporation by reference of our report dated February 16, 2018, relating to our audit of the Tennessee Steel Haulers, Inc. and subsidiary, Alabama Carriers, Inc. and Fleet Movers, Inc. combined financial statements as of and for the year ended December 31, 2016, which appears in this Current Report on Form 8-K/A, in the following Registration Statements of Daseke, Inc.:

Registration Statement No. 333-216854 on Form S-3,

Registration Statement No. 333-218306 on Form S-3, and

Registration Statement No. 333-218386 on Form S8

/s/ Carr, Riggs & Ingram LLC
Nashville, TN
February 16, 2018